Exhibit 99.1

LIBERTY LATIN AMERICA LTD.

FORM OF NOTICE OF GUARANTEED DELIVERY

RELATING TO CLASS C COMMON SHARES SUBSCRIBED FOR PURSUANT

TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

As set forth in Liberty Latin America Ltd.’s (the “Company”) prospectus, dated September 10, 2020, which forms a part of the Company’s Registration Statement on Form S-3, under “The Rights Offering—Delivery of Subscription Materials and Payment,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for Class C common shares, par value $0.01 per share, of the Company subscribed for pursuant to the basic subscription privilege and the oversubscription privilege. Such form may be delivered or sent by overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on September 25, 2020, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Time”).

The Subscription Agent is:

COMPUTERSHARE N.A.

Attention: Liberty Latin America Ltd. Rights Offering

By First Class Mail Only	By Registered, Certified or Express Mail,
(No Overnight/Express Mail):	or Overnight Courier:
Computershare	Computershare
Attn: Voluntary Corporate Actions	Attn: Voluntary Corporate Actions
P.O. Box 43011 Providence, RI 02940-3011	150 Royall Street, Suite V Canton, MA 02021

If delivering by email: canoticeofguarantee@computershare.com

This email address can ONLY be used for delivery of this Notice of Guaranteed Delivery.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of Class C common shares of the Company subscribed for pursuant to both the basic subscription privilege and the oversubscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery and full payment for all Class C common shares subscribed for pursuant to the basic subscription privilege and the oversubscription privilege at or prior to the Expiration Time, guaranteeing delivery to the Subscription Agent of a properly completed and duly executed Class C Rights Certificate. The Class C Rights Certificate must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the second business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent. Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Class C Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Class C Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Class C Rights Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the second business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent of a properly completed and duly executed Class C Rights Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depositary Trust Company’s PTOP platform.

Broker Assigned Control #

LIBERTY LATIN AMERICA LTD.

1.	Basic Subscription	Number of Class C Rights exercised:		rights

		Number of Class C common shares subscribed for pursuant to the basic subscription privilege for which you are guaranteeing delivery of the Class C Rights Certificate and full payment:		shares

		Total payment to be made or previously made in connection with basic subscription:	$ (Shares × $7.14, the subscription price)

2.	Oversubscription Privilege	Number of Class C common shares subscribed for pursuant to the oversubscription privilege for which you are guaranteeing delivery of the Class C Rights Certificate and full payment:		shares

		Total payment to be made or previously made in connection with over-subscription privilege:	$ (Shares × $7.14, the subscription price)

3.	Totals	Total number of Class C Rights exercised:		rights

		Total number of Class C common shares subscribed for pursuant to the basic subscription privilege and oversubscription privilege for which you are guaranteeing delivery on the Class C Rights Certificate:		shares

		Total payment to be made or previously made:	$

4.	Method of Delivery
(Check one)

☐	Through the Depository Trust Company (“DTC”)

☐	Direct to Computershare N.A., as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City State Zip Code

Phone Number

Date

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